Exhibit 99.1

GEORGE R. JENSEN Jr.
CHAIRMAN/CEO
USA TECHNOLOGIES
SHAREHOLDER MEETING, JUNE 13, 2011

Welcome ladies and gentlemen … to our annual USA Technologies shareholders meeting.

We have a full and inspiring program, which includes an exciting look into the future.

Allow me to concentrate first on where we are today.

When we met this time last year, I began my remarks by saying we were entering new territory …

■	I said we were moving into the most dynamic period in the company’s history;
■	a period of real Demand and measurable Predictability in USAT’s business.

Well, the past 12 months certainly have seen significant demand for our products and solutions.

And, today I believe we are better able to predict our business performance … and the industry’s direction.

I think you would agree that the numbers for fiscal year 2011 so far bear me out:

■	Cashless transactions processed and transaction dollar volume both set new milestones in the third quarter;
■	We processed 19 million transactions representing $31 million -- up 95 percent and 75 percent respectively from the same quarter a year ago;
■	Total revenues for the nine months so far this fiscal year are up 45 percent to $16 million, compared to $11 million for the nine months before;
■	Total revenue for the nine months so far this fiscal year from recurring license and transaction fees are up 78 percent to $ 11.4 million, compared to $6.4 million for the nine months before;
■	Recurring revenue is now 71 percent of our total revenue, and this is revenue that we do not need to invoice our customers for...just take it out of the electronic flow of funds.

■	Gross profit was $5.4 million, up 63 percent from $3.3 million for the nine months a year ago.

I am convinced that USA Technologies is on the path to becoming one of the leading NASDAQ companies.

Just consider for a moment:

■	By March 31, 2011 we had 1,700 customers nationwide and in Canada … with 112,000 cashless connections on our USALive network service;
■	Compared to March 31, 2010, connections are up 53 percent, and new cashless customers are up 81 percent.

This rapid growth illustrates that the conversion to cashless payment is accelerating.

In fact, we believe that the small ticket food and beverage vending industry is reaching the “Tipping Point” in going cashless.

Our own experience shows that vending operators, large and small, and global beverage companies are investing in cashless payment systems to make cashless a bigger part of their standard payment offering.

And remember, our cashless technology and solutions serve more than just the $43 billion vending machine industry in America.

We serve the kiosk industry:

■	the popular countertop entertainment market;
■	amusement arcades;
■	and, of course, photo kiosks.

We also serve:

■	the online laundry market; and,
■	‘other’ self-serve industries...such as toll roads, automotive services and car washes.

And, of course, we believe that the next potential growth market for our products and services is to expand our business internationally, with some of the existing global companies that we do business with today.

The markets we serve are predominately all-cash industries that are beginning to integrate cashless payment …

Based on the value of the transactions we processed during April 2011, which totaled 12.7 million, USA Technologies would be on an annualized run rate of processing approximately $150 million in small ticket card transactions on behalf of our customers.

Recently we achieved a major performance landmark … we processed 300,000 cashless wireless transactions in a single day.

This daily volume we believe might be more than any company in America for the self serve, small-ticket market in the food and beverage vending industry, making us a leader.

And remember, self-serve, small-ticket industries are in the early stages of cashless adoption.

We are beginning to reap the rewards for our cashless vision … and our many years of hard work and dedication.

So what’s behind this interest and demand for our innovative cashless solutions?

We believe our JUMPSTART program is a key driving force.

Again, we showed leadership … we were a pioneer.

No one else in the markets we serve offers a sales initiative like JumpStart.

It’s been our most effective and successful customer ‘buy-in’ incentive … operators love it.

It was originally designed to help operators acquire the ePort EDGE, which accepts traditional swipe cards only, together with our ePort Connect Services … all for a low monthly service fee.

JumpStart allows operators to acquire cashless technology and services immediately, without the need to make a major upfront capital investment.

We then extended the program to include our top-of-the-line ePort G8 terminal.

The G8 accepts all forms of payment, from contactless cards and tags, to NFC equipped mobile phones … as well as traditional swipe cards.

Our customers told us they wanted the JumpStart program to include the G8 … we heard them and we delivered.

It means customers who commit to Jumpstart acquire:

■	the best cashless payment products available;

■	a market leading product line that meets every customer need:
o	from our ‘flagship’ ePort G8 which accepts all forms of payment;
o
to the ePort EDGE, winner last year of the NAMA award for innovation, and the first cashless payment terminal priced under $200 -- that’s less than the cost of traditional bill and cash acceptors on vending machines.

Via our ePort Connect Services, our customers access so much more:

■	They get proven quality;
■	Superior service and 24x7 support;
■	The highest level of security:
o	we pride ourselves in safeguarding operators against fraud, identity theft and breaches of privacy.
■	And, of course, they get all the ease and convenience that goes with cashless.

These are some of the pillars of strength underneath JumpStart.

Our customers get it all … instantly, from one source … from an industry-unique one-stop-shop … all for a small monthly fee.

We saw the need to offer flexible financing and it worked.

JumpStart is a competition killer.

It has also been described as a recession ‘buster’.

JumpStart is helping our customers both recover from a long industry-wide slump … and the global recession.

Why?  Because operators immediately give consumers the ability to purchase goods and services with alternatives to cash.

With debit or credit there is less chance of a missed sales opportunity.

If a consumer is not carrying enough cash, he most likely will be carrying a debit or credit card.

While operators benefit from new revenue and greater efficiency and security, consumers appreciate the ease and convenience of paying with credit, debit, or pre-paid … and in the near future … cell phones.

JumpStart has proven to be one of the most unique sales incentives and the most attractive business model in the industry.

Two early JumpStart customers were Pepi Vending and Southern Refreshments, a large Canteen franchisee.

Both claimed the benefits of the JumpStart program encouraged them to expand their vending business into offering their consumers cashless payment.

Pepi intends to go all-out cashless inside the next five years, with the help of JumpStart.

Operators cannot afford to lose a sale simply because a consumer might not be carrying enough cash.

Southern Refreshments says cashless vending technology will be the main enabler that will increase sales volume for its business.

It helps distinguish them from the competition, drives sales volume and saves cost by avoiding the need to handle cash.

It also overcomes theft by providing full accountability of not only cashless sales, but coins and bills as well.

With our JumpStart program, everyone wins.

We have created enormous good will and customer satisfaction continues to grow.

With the help of JumpStart, USAT today:

■	dominates the traditional swipe-card cashless payment market in traditional food and beverage vending markets;
■	is a leader in kiosks and ‘other’ self-serve small transaction beverage and food offerings; and,
■	is an emerging leader in the approximately $908 billion small ticket transaction space.

What’s more … we intend for USA Technologies to be an important leader in the acceptance of near-field communications (NFC) payments through cellular phones and other personal digital assistants (PDAs).

When it comes to the very latest NFC payment trend, we were there from the beginning.

Again, we were ahead of the curve …

■	innovating and pioneering;
■	offering customers the capability for another unique cashless solution, this time using a cell phone.

We are ideally positioned and ready to capitalize on the anticipated move to NFC payment.

We have worked with partners in developing NFC cell phone payment methods, such as:

■	Computer chips installed inside a cell phone;
■	Radio frequency sticker that are applied to the back of a cell phone;
■	And, a “Mobile Wallet” that support barcode contactless payment.

As more advanced contactless and NFC payment methods emerge, and bring greater operator and consumer convenience, efficiency and security … we believe that mobile commerce may grow to mainstream usage.

We anticipate that the opportunity that mobile commerce offers is vast and valuable … and just about everybody in the payments space has a strategy for it.

There is a real sense of competitive urgency developing in mobile commerce.

It will, if adopted, fundamentally change the way companies do business, and how consumers shop and pay.

Again, we are prepared.

We are not promoting the elimination of cash or coin entirely because having all three options – swipe card debit and credit, contactless and cash and coin – gives consumers the ultimate choice of payment.

We have it covered.

Just about everyone wants ‘IN’ on NFC

They want to be a part of the promise of NFC … the ability to interact with the consumer with promotions and coupons.

Through cell phones, vending, kiosk and POS operators would be able to communicate with the consumer … they can send them all kinds of sales and marketing incentives, and tell them where and when to buy.

Imagine … you go to a vending machine, and with your wireless or NFC purchase, you receive coupons, discounts, or promotions.

We have entered the era of the active merchant and mobile consumer.

And, that’s where we intend to lead, and grow our business.

We have much to thank the card companies for.

Today, we have partnerships or relationships with major players in this space:

■	With MasterCard, Visa, Discover;
■	With electronic payment companies; and,
■	With telecommunications companies
o	with AT&T and Verizon.

At the recent NAMA Vending Expo in Chicago we partnered with ViVOtech, the global NFC software and systems company, to demonstrate the very latest in NFC mobile payment technology for vending and wireless point-of- sale.

There was enormous interest.

Never has the future of vending and self-serve retail commerce looked more promising or exciting than now.

The opportunity is significant  and we are grabbing it … with innovation, award winning products, and unmatched services.

Vending is our biggest market for cashless solutions, but we are also receiving more requests and seeing more conversion to cashless in the ’other’ self-serve retail industries -- in kiosks, laundry services, automotive, and amusement industries.

The cashless option is helping these ‘other’ self-serve businesses overcome the same challenges that the vending industry experienced:

■	limitations on how much cash or coin a consumer carries;
■	price elasticity barriers;
■	as well as growing demand from consumers wanting to use credit or debit.

These companies understand the retail world is changing.

They do not want to be left behind in giving today’s sophisticated consumers what they want – greater convenience, ease and speed of payment.

Our over-riding goal is to improve the consumers purchasing experience … and grow business for our customers.

The interactivity offered by mobile commerce creates the potential for an entirely new, and even more convenient shopping experience.

And let’s not overlook the success we are enjoying in the many other parts of our business.

We are working with Crane, a pre-eminent vending manufacturer in the world.

They want us to be their lead processing network for their cashless hardware solution purchased by their customers… and Crane touches just about everyone in the industry.

Our Kiosk business is growing.

As with vending, the trend is towards cashless payment acceptance in countertop games and amusement arcades.

USA Technologies already provides its cashless solutions to AMI Entertainment Network, a leading provider of games and entertainment machines.

New machines manufactured by AMI are being installed with USAT’s ePort cashless SDK software as standard, allowing operators to utilize the USALive Network for card processing services.

The games and amusement industries are another market which we believe would open up to cashless payment, and has vast potential for cashless acceptance points.

We have approximately 9,000 eSuds cashless laundry connections at 57 universities and colleges throughout the US, and we have expanded installations into multi-family homes and high-rise apartments.

To strengthen our lead in high rise and multifamily housing installations, we are redesigning our cashless eSuds technology to lower its retail cost.

eSuds in this market is recession proof … people need to do laundry, and you can install it year round.

Thanks to the remarkable group of people at USAT … thanks to our partners and customers believing in us … we have accomplished much in the last year, and our stock has more than doubled since our last meeting.

Our Company has been recognized by Major Media over the past 18 months -- The Wall Street Journal, by Google, by CNBC, and more.

Ladies and gentlemen, based on the April 2011 revenues of $2.372 million, you will be pleased to know we would be on an annualized revenue run rate of $ 28 million.

Let me put that into perspective … just five short years ago, our annual total revenue was $6.4 million.

Even more impressive, based on license and transaction fee revenues during April and May 2011 of $3.3 million, we anticipate license and transaction fees for the fourth quarter to be $5.0 million. During the fourth quarter of the 2006 fiscal year, license and transaction fees were only $300,000. The anticipated license and transaction fees for the current fourth quarter would represent a 313 percent  average annual growth rate since the fourth quarter of the 2006 fiscal year.

In fact, based upon our April 2011 revenues and our May 2011 revenues of approximately $2.2 million, we anticipate our revenues for this fourth fiscal quarter would reach record revenues of approximately $7 million, of which approximately $5 million would consist of recurring network service and transaction processing fees.

That’s more anticipated revenue in one quarter than we had for an entire fiscal year just five years ago.

In addition, based on our gross profits in April and May 2011 of approximately $1.6 million, we expect gross profits for the June quarter would be in excess of $ 2 million.

This quarter so far we have added over 200 new customers and we expect to end this fiscal year with almost  2,000 cashless customers, up from 1,050 last year.

We had approximately 117,000 connections as of May 31, 2011, and anticipate having 120,000 connections by the end of June 2011.

Finally, we anticipate the number of transactions processed by us during the June 2011 quarter would be approximately 23 million with an aggregate dollar value of approximately $37 million.

Both the industries we serve and The Stock Market are rewarding us for our product innovation, our unprecedented services … and particularly our unique sales incentives, such as JumpStart.

We have worked long and hard:
■	Executing our business plan;
■	Eliminating risk;
■	Overcoming obstacles;
■	Pursuing opportunities;
■	Innovating and leading.

Now we are beginning to reap the rewards for our efforts and sacrifices.

Ours has been a story of persistence, determination, and never giving up.

 I am very proud of the USAT team:

■	For our record business performance;
■	For exceeding our expectations for cashless connections; and,
■	For the excitement that lies ahead.

And, we are thankful for your support and encouragement.

Our customers are seeing how our solutions are helping them strengthen and grow their businesses.

As they grow, we grow.

Twelve months ago I closed my remarks by saying … the months ahead will be very exciting.

Let me close today’s remarks by saying the next 12 months will be even more exciting … thank you.